UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2008

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire 03801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 21, 2008, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) among Bottomline Technologies (de), Inc., a Delaware corporation (the “Company”), Olive Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Optio Software, Inc., a Georgia corporation (“Optio”), Merger Sub merged with and into Optio (the “Merger”), with Optio continuing as the surviving corporation and becoming a wholly owned subsidiary of the Company.

Under the terms of the Merger Agreement, each outstanding share of Optio common stock was converted into the right to receive $1.85 in cash, less applicable withholding taxes (if any). In addition, upon consummation of the Merger, each outstanding option to purchase Optio common stock was cancelled in exchange for a cash payment equal to the excess, if any, of $1.85 over the exercise price per share of the option, multiplied by the number of shares of Optio common stock subject to such option. The total consideration payable to Optio shareholders as a result of the transaction was approximately $44.9 million.

Other than the Merger Agreement, there has been no material relationship between the Company or Merger Sub, and Optio.

Optio is a software solutions company dedicated to automating, managing and controlling the entire lifecycle of document-intensive processes, while extending the value of its customers’ enterprise resource planning and hospital information systems.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 3, 2008 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K. The financial statements will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this initial report on Form 8-K. The pro forma financial information will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: April 21, 2008	By:	/s/ Kevin Donovan
Kevin Donovan
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1(1)	Agreement and Plan of Merger, dated as of March 3, 2008, by and among Bottomline Technologies (de), Inc., Olive Acquisition Corp. and Optio Software, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Bottomline Technologies (de), Inc. on March 3, 2008)